Exhibit 99.1

October 18, 2018
Limelight Networks(R) Reports Financial Results for the Third Quarter of 2018

•	Revenue of $49.3 million, up 7 percent year over year

•	GAAP basic EPS of break-even and Non-GAAP EPS of $0.03

•	Operating cash inflow of over $11 million, highest in over a decade

•	Cash and marketable securities of $52.7 million

•	Confirming guidance and tightening ranges with lower capital expenditures
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a leading provider of edge cloud services, today reported revenue of $49.3 million for the third quarter of 2018, up 7% compared to $46.1 million in the third quarter of 2017. Currency negatively impacted year-over-year comparison by $0.2 million, or less than one percent.
Gross margin was 48.7% in the third quarter of 2018, an increase of 30 basis points from 48.4% in the third quarter of 2017.
On a GAAP basis, Limelight reported a net loss of $0.3 million, or break-even per basic share for the third quarter of 2018, compared to a net loss of $1.8 million, or $0.02 per basic share, in the third quarter of 2017.
Non-GAAP net income was $3.2 million, or $0.03 per basic share, for the third quarter of 2018, compared to non-GAAP net income of $2.2 million, or $0.02 per basic share, in the third quarter of 2017.
EBITDA was $4.3 million for the third quarter of 2018, compared to $3.4 million for the third quarter of 2017. Adjusted EBITDA was $7.7 million for the third quarter of 2018, compared to $7.4 million for the third quarter of 2017.
Limelight ended the third quarter with 551 employees and employee equivalents, up from 549 at the end of the second quarter of 2018, and up from 535 in the year ago period.
“We are pleased with Limelight’s third quarter results that showed year over year improvements even in a seasonally weak quarter, and marked record achievements across multiple key financial and non-financial metrics. Customers continue to reward Limelight’s performance gains by sending us more business, and we believe we are continuing to take market share. Pricing discipline and operational efficiencies are driving gains in gross margin and overall profitability, and at the same time, the continuing improvement in an already strong Net Promoter Score confirms our customer’s growing satisfaction with the value they obtain from Limelight,” said Bob Lento, Chief Executive Officer at Limelight.
“In light of the strength of our results, we are confident we will finish 2018 ahead of the expectations we set at the start of the year and within the range of outcomes we laid out last quarter. Importantly, our focus on new initiatives is yielding results. The two-way partnership with Tencent is exciting for the near term. The Ericsson initiative and the Realtime streaming opportunities should drive revenue and margin growth in the medium-term and our strategic focus on edge services will contribute to meaningful growth and profitability in the long-term. While there is opportunity to do even better, we are very pleased with our performance on multiple fronts. Our talented and dedicated employees continue to enhance our strategic focus while driving ever-higher operating discipline. Altogether, we believe we are building a better Limelight for all stakeholders and remain acutely focused on delivering exceptional shareholder returns,” Mr. Lento added.

Exhibit 99.1

Based on current conditions, for the full-year 2018, we are providing the following updates to our previously announced guidance.
2018 Guidance Table

Limelight Networks, Inc.
2018 Guidance

	October 18, 2018	July 19, 2018	April 19, 2018	February 7, 2018
Revenue	No change	$200 to $203 million	$198 to $202 million	$196 to $200 million
Gross margin percentage	No change	No change	Expansion of more than 150 basis points over 2017	Expansion of more than 100 basis points over 2017
GAAP EPS	$0.12 to $0.14	No change	$0.07 to $0.11	$(0.07) to $(0.03)
Non-GAAP EPS	$0.14 to $0.17	No change	$0.13 to $0.17	$0.11 to $0.15
Adjusted EBITDA	$35 to $37 million	No change	$33 to $37 million	$32 to $36 million
Capital expenditures	Below $18 million	Below $20 million	$20 to $22 million	$22 to $24 million

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2018	June 30, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,678	$28,719	$20,912
Marketable securities	23,957	16,851	28,404
Accounts receivable, net	26,147	31,862	32,381
Income taxes receivable	154	153	98
Prepaid expenses and other current assets	17,859	18,147	5,397
Total current assets	96,795	95,732	87,192
Property and equipment, net	27,392	26,303	28,991
Marketable securities, less current portion	40	40	40
Deferred income taxes	1,590	1,550	1,506
Goodwill	76,683	76,648	77,054
Other assets	2,434	2,235	1,665
Total assets	$204,934	$202,508	$196,448
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,976	$6,179	$4,439
Deferred revenue	853	965	1,187
Income taxes payable	111	219	452
Provision for litigation	13,500	18,000	18,000
Other current liabilities	13,804	12,269	18,507
Total current liabilities	37,244	37,632	42,585
Deferred income taxes	174	124	144
Deferred revenue, less current portion	68	37	16
Provision for litigation, less current portion	—	—	9,000
Other long-term liabilities	385	389	558
Total liabilities	37,871	38,182	52,303
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 113,198, 112,478, and 110,824 shares issued and outstanding at September 30, 2018, June 30, 2018 and December 31, 2017, respectively	113	112	111
Additional paid-in capital	509,846	506,684	502,312
Accumulated other comprehensive loss	(9,477)	(9,324)	(8,328)
Accumulated deficit	(333,419)	(333,146)	(349,950)
Total stockholders’ equity	167,063	164,326	144,145
Total liabilities and stockholders’ equity	$204,934	$202,508	$196,448

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	Percent	Sept. 30,	Percent	Sept. 30,	Sept. 30,	Percent
	2018	2018	Change	2017	Change	2018	2017	Change
Revenue	$49,315	$50,249	(2)%	$46,069	7%	$151,678	$136,173	11%
Cost of revenue:
Cost of services (1)	21,519	21,206	1%	19,287	12%	63,779	57,758	10%
Depreciation — network	3,761	4,196	(10)%	4,506	(17)%	12,337	13,594	(9)%
Total cost of revenue	25,280	25,402	—%	23,793	6%	76,116	71,352	7%
Gross profit	24,035	24,847	(3)%	22,276	8%	75,562	64,821	17%
Gross profit percentage	48.7%	49.4%		48.4%		49.8%	47.6%
Operating expenses:
General and administrative (1)	7,851	7,517	4%	8,079	(3)%	24,890	23,397	6%
Sales and marketing (1)	9,766	10,022	(3)%	8,836	11%	30,068	27,100	11%
Research and development (1)	5,882	6,073	(3)%	6,443	(9)%	18,294	19,377	(6)%
Depreciation and amortization	616	633	(3)%	603	2%	1,837	1,789	3%
Total operating expenses	24,115	24,245	(1)%	23,961	1%	75,089	71,663	5%
Operating (loss) income	(80)	602	(113)%	(1,685)	(95)%	473	(6,842)	(107)%
Other income (expense):
Interest expense	(10)	(7)	NM	(18)	NM	(76)	(42)	NM
Interest income	177	134	32%	127	39%	440	365	21%
Settlement and patent license income	—	14,900	NM	—	NM	14,900	—	NM
Other, net	(246)	(221)	NM	8	NM	(355)	249	NM
Total other (expense) income	(79)	14,806	NM	117	NM	14,909	572	NM
(Loss) income before income taxes	(159)	15,408	NM	(1,568)	NM	15,382	(6,270)	NM
Income tax expense	113	249	NM	188	NM	347	448	NM
Net (loss) income	$(272)	$15,159	NM	$(1,756)	NM	15,035	(6,718)	NM

Net income (loss) per share:
Basic	$—	$0.14		$(0.02)		0.13	(0.06)
Diluted	$—	$0.13		$(0.02)		0.13	(0.06)

Weighted average shares used in per share calculation:
Basic	112,760	111,356		109,342		111,626	108,376
Diluted	112,760	120,033		109,342		120,025	108,376

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2018	2018	2017	2018	2017
Share-based compensation:
Cost of services	$352	$350	$352	$1,059	$1,075
General and administrative	1,887	1,969	1,565	5,666	4,773
Sales and marketing	638	633	611	1,874	1,848
Research and development	544	605	584	1,746	1,746
Total share-based compensation	$3,421	$3,557	$3,112	$10,345	$9,442

Depreciation and amortization:
Network-related depreciation	$3,761	$4,196	$4,506	$12,337	$13,594
Other depreciation and amortization	616	633	603	1,837	1,789
Total depreciation and amortization	$4,377	$4,829	$5,109	$14,174	$15,383

Net increase (decrease) in cash, cash equivalents and marketable securities:	$7,065	$1,875	$(2,904)	$3,319	$(8,495)

End of period statistics:
Approximate number of active customers	667	689	753	667	753

Number of employees and employee equivalents	551	549	535	551	535

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2018	2018	2017	2018	2017
Operating activities
Net (loss) income	$(272)	$15,159	$(1,756)	$15,035	$(6,718)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,377	4,829	5,109	14,174	15,383
Share-based compensation	3,421	3,557	3,112	10,345	9,442
Settlement and patent license income	—	(14,900)	—	(14,900)	—
Foreign currency remeasurement (gain) loss	64	(271)	79	(97)	658
Deferred income taxes	(16)	(111)	(73)	(86)	(217)
Gain on sale of property and equipment	(18)	(97)	(2)	(131)	(94)
Accounts receivable charges	157	78	242	453	732
Amortization of premium on marketable securities	24	25	65	82	228
Changes in operating assets and liabilities:
Accounts receivable	5,558	493	(800)	5,781	(2,026)
Prepaid expenses and other current assets	(2,757)	(655)	(322)	(2,530)	545
Income taxes receivable	7	61	13	(56)	34
Other assets	(192)	(72)	13	(759)	21
Accounts payable and other current liabilities	3,058	(3,298)	2,048	(2,526)	4,749
Deferred revenue	(82)	37	(47)	85	(450)
Income taxes payable	(113)	160	46	(350)	180
Payments related to litigation, net	(1,520)	(1,520)	(4,500)	(7,540)	(13,500)
Other long term liabilities	(4)	(19)	(202)	(173)	(584)
Net cash provided by operating activities	11,692	3,456	3,025	16,807	8,383
Investing activities
Purchases of marketable securities	(15,962)	—	(2,864)	(15,962)	(10,383)
Sale and maturities of marketable securities	8,850	7,000	3,500	20,365	17,744
Purchases of property and equipment	(4,214)	(4,291)	(5,328)	(10,495)	(15,806)
Proceeds from sale of property and equipment	18	97	3	131	83
Net cash (used in) provided by investing activities	(11,308)	2,806	(4,689)	(5,961)	(8,362)
Financing activities
Payment of employee tax withholdings related to restricted stock vesting	(996)	(1,206)	(655)	(3,808)	(2,571)
Cash paid for purchase of common stock	—	—	—	(3,800)	—
Proceeds from employee stock plans	737	4,032	12	4,799	1,200
Net cash (used in) provided by financing activities	(259)	2,826	(643)	(2,809)	(1,371)
Effect of exchange rate changes on cash and cash equivalents	(166)	(232)	79	(271)	360
Net increase (decrease) in cash and cash equivalents	(41)	8,856	(2,228)	7,766	(990)
Cash and cash equivalents, beginning of period	28,719	19,863	22,972	20,912	21,734
Cash and cash equivalents, end of period	$28,678	$28,719	$20,744	$28,678	$20,744
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss), adjusted to exclude the settlement and patent license income, share-based compensation and litigation expenses. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude the settlement and patent license income, share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to

Exhibit 99.1

review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income
(In thousands)
(Unaudited

	Three Months Ended						Nine Months Ended
	September 30, 2018		June 30, 2018		September 30, 2017		September 30, 2018		September 30, 2017
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net (loss) income	$(272)	$—	$15,159	$0.14	$(1,756)	$(0.02)	$15,035	$0.13	$(6,718)	$(0.06)
Settlement and patent license income	—	—	(14,900)	(0.13)	—	—	(14,900)	(0.13)	—	—
Share-based compensation	3,421	0.03	3,557	0.03	3,112	0.03	10,345	0.09	9,442	0.09
Litigation expenses	19	—	215	—	863	0.01	2,904	0.03	4,048	0.04
Non-GAAP net income	$3,168	$0.03	$4,031	$0.04	$2,219	$0.02	$13,384	$0.12	$6,772	$0.06

Weighted average shares used in per share calculation:		112,760		111,356		109,342		111,626		108,376

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2018	2018	2017	2018	2017
U.S. GAAP net (loss) income	$(272)	$15,159	$(1,756)	$15,035	$(6,718)
Depreciation and amortization	4,377	4,829	5,109	14,174	15,383
Interest expense	10	7	18	76	42
Interest and other (income) expense	69	87	(135)	(85)	(614)
Income tax expense	113	249	188	347	448
EBITDA	$4,297	$20,331	$3,424	$29,547	$8,541
Settlement and patent license income	—	(14,900)	—	(14,900)	—
Share-based compensation	3,421	3,557	3,112	10,345	9,442
Litigation expenses	19	215	863	2,904	4,048
Adjusted EBITDA	$7,737	$9,203	$7,399	$27,896	$22,031
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.

Exhibit 99.1

Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-296-5190 within the United States or +1 412-317-5233 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of October 18, 2018, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks Inc., (NASDAQ: LLNW), a leading provider of digital content delivery, video, cloud security, and edge computing services, empowers customers to provide exceptional digital experiences. Limelight’s edge services platform includes a unique combination of global private infrastructure, intelligent software, and expert support services that enable current and future workflows. For more information, please visit www.limelight.com, follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2018 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ